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Exhibit 99.5

*LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES*
OFFER TO EXCHANGE
each American Depositary Share
Representing one-tenth of a Common Share
of
NABRIVA THERAPEUTICS AG
for
one Ordinary Share
of
NABRIVA THERAPEUTICS PLC

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF AMERICAN DEPOSITARY SHARES OF NABRIVA THERAPEUTICS AG WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (11:00 P.M., AUSTRIA TIME), ON JUNE 23, 2017, UNLESS THE EXCHANGE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXCHANGE OFFER EXPIRATION DATE").

The Information Agent for the Exchange Offer is:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Banks and Brokers Call:
U.S: 1-866-278-8941
International: 1-781-575-2137

May 19, 2017

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        Nabriva Therapeutics plc ("Nabriva Ireland") is conducting an exchange offer (the "Exchange Offer") to all holders of common shares ("Nabriva AG Common Shares") of Nabriva Therapeutics AG ("Nabriva AG"), and to all holders of American depositary shares ("Nabriva AG ADSs"), of Nabriva AG, each representing one-tenth of a Nabriva AG Common Share.

        For every Nabriva AG ADS a holder validly tenders in the Exchange Offer, such holder will receive one ordinary share of Nabriva Ireland ("Nabriva Ireland Shares"), upon the terms and subject to the conditions set forth in the enclosed Exchange Offer Document.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

        THE DEADLINE FOR VALIDLY TENDERING AND WITHDRAWING NABRIVA AG ADSs IN THE U.S. OFFER IS 5:00 P.M., NEW YORK CITY TIME (11:00 P.M., AUSTRIA TIME) ON THE EXCHANGE OFFER EXPIRATION DATE, WHICH WILL BE JUNE 23, 2017.

        Please furnish copies of the enclosed materials to those of your clients located in the United States for whose accounts you hold Nabriva AG ADSs in your name or in the name of your nominee. Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

  1.
  The Exchange Offer Document, dated May 19, 2017 (the "Exchange Offer Document");

  2.
  The offer to exchange/prospectus, dated May 19, 2017;

  3.
  The Schedule TO, dated May 19, 2017;

  4.
  A printed form of letter which may be sent to your clients for whose accounts you hold Nabriva AG ADSs, together with an instruction letter, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

  5.
  A notice of guaranteed delivery (the "Notice of Guaranteed Delivery") to be used to accept the Exchange Offer if Nabriva AG ADSs and all other required documents cannot be delivered to the Exchange Agent by the Exchange Offer Expiration Date, or if the procedure for book-entry transfer cannot be completed by the Exchange Offer Expiration Date.

Please note the following:

1.
Exchange Agents:

        Nabriva Ireland has appointed Computershare Trust Company, N.A. as the "Exchange Agent" for the Exchange Offer.

2.
Information Agent and Dealer-Manager:

        Nabriva Ireland has appointed Georgeson LLC as the "Information Agent" for the Exchange Offer.

        Any questions you may have with respect to the ways in which Nabriva AG ADSs may be tendered in the Exchange Offer should be directed to the Information Agent at 1-866-278-8941 (U.S.) or 1-781-575-2137 (international).

3.
Holders of Nabriva AG ADSs:

        The Exchange Offer is being made to all holders of issued and outstanding Nabriva AG ADSs, wherever located, who will receive one Nabriva Ireland Share for every one Nabriva AG ADS validly tendered, and not withdrawn from, the Exchange Offer, and accepted for exchange by Nabriva Ireland.

4.
Procedures for Tendering:

        The Exchange Offer is being made pursuant to the Exchange Offer Document. In order for a holder of Nabriva AG ADSs whose Nabriva AG ADSs are held with a broker or other securities intermediary through The Depositary Trust Company ("DTC") to validly tender Nabriva AG ADSs pursuant to the Exchange Offer, the Exchange Agent must, prior to the Exchange Offer Expiration Date, receive (a) submission by the holder's broker of Voluntary Offering Instructions ("VOI") into DTC's Automated Tender Offer Program ("ATOP") system, or, in the case of book-entry transfer, delivery of an Agent's Message by DTC to the Exchange Agent; or (b) a properly completed and duly executed Notice of Guaranteed Delivery.

5.
Conditions to the Exchange Offer:

        The Exchange Offer is conditioned upon satisfaction or waiver of the conditions set forth in the Exchange Offer Document, including the condition that Nabriva AG Common Shares (including Nabriva AG Common Shares represented by Nabriva AG ADSs) corresponding to at least 90 percent of the total issued share capital of Nabriva AG shall have been lawfully and validly tendered in the Exchange Offer, not withdrawn by the Exchange Offer Expiration Date, and accepted for exchange by Nabriva Ireland.

        Any inquiries you may have with respect to the Exchange Offer should be addressed to Georgeson LLC, the Information Agent for the U.S. Offer, at 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, telephone number 1-866-278-8941 (U.S.) or 1-781-575-2137 (international).

        Requests for additional copies of the enclosed materials may also be directed to the Information Agent at the above address and telephone number.

Very truly yours,
NABRIVA THERAPEUTICS PLC

Nothing contained herein or in the enclosed documents shall render you the agent of Nabriva Ireland, the Information Agent or the Exchange Agent or any affiliate of any of them or authorize you or any other person to use any document or make any statement on behalf of any of them in connection with the Exchange Offer other than the enclosed documents and the statements contained therein.

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  Exhibit 99.5